GASCO
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ENERGY


News Release / For Immediate Release, Wednesday, October 15, 2003

          GASCO ANNOUNCES FINANCIAL SETTLEMENT WITH OILSERVICE PROVIDER

DENVER - (PR Newswire) - October 15, 2003 - Gasco Energy, Inc. (OTCBB: GASE) today announced the Company had reached an agreement to settle an outstanding amount owed of $1.6 million to an oilservice provider working on the Company's Riverbend project in Utah's Uinta Basin. Specifically, Gasco sold a portion of its interests in two Riverbend wells in exchange for the payment of $400,000 cash and the settlement of an additional $1.2 million in accounts payable arising from drilling and completion expenditures on five Gasco-operated wells. Subsequent to the transaction, Gasco retains a 30% working interest in each of the Federal 23-21 and the Federal 42-29 wells. The other three wellbore interests remain unchanged. This amount represented the largest amount owed to an oilservice company by Gasco, and greatly improves the Company's financial condition by redirecting Gasco's cash balance to additional wellbore opportunities.

Michael Decker, Gasco Chief Operating Officer said: "By reaching this agreement, the parties are mutually assured of producing natural gas for our shareholders. Our near-term plans are to put as much as 2,200 Mcfe per day (850 Mcfe per day, net) of new production online before year's end. We are pleased with this agreement and are continuing to work to set new production thresholds on our Utah acreage."

About Gasco Energy

Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking Statements

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 800-645-9254


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